Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

October 21, 2019

Gulf Island Announces Retirement of President and CEO

HOUSTON, TX – Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) announced today the retirement of Kirk Meche from his roles as President and CEO of Gulf Island in the coming months. The Corporate Governance and Nominating Committee of the Board of Directors will lead a search process to identify the Company’s next CEO. Mr. Meche will continue to serve as President and CEO during the transition period and will assist the Board of Directors with the transition. In connection with Mr. Meche’s announced retirement, he has resigned as a Director, effective October 18, 2019.

“On behalf of the Board of Directors, I would like to thank Kirk for his tremendous contributions and dedication to the Company over the past 23 years and in particular his leadership over the last seven years,” said Jack Laborde, Gulf Island’s Chairman. “I further appreciate Kirk’s continued support to facilitate a smooth leadership transition in the coming months as the Board conducts a comprehensive search for the Company’s next CEO. Kirk has worked tirelessly over the past several years leading the Company in a very challenging market and leaves the Company well positioned for the future. We wish Kirk all the best in his retirement.”

“It has been an honor and privilege to be part of the Gulf Island family and serve as its CEO,” said Mr. Meche. “I am proud of the Company’s accomplishments and believe the Company has a strong foundation for future success. I feel now is the right time for a leadership change and I am committed to working alongside the Board and the management team to ensure a seamless transition.”

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management, installation, hookup, commissioning, repair, maintenance and civil construction services. The Company operates and manages its business through three operating divisions: Fabrication, Shipyard and Services, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana. For more information on the Company, visit Gulf Island’s website at www.gulfisland.com.

Company Information

Westley S. Stockton

Chief Financial Officer

713-714-6100

Cautionary Statement

This press release contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include our leadership transition, including the timing of our CEO’s departure and the process for finding his replacement, the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our credit agreement, ability to generate sufficient cash flow, ability to sell certain assets, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported termination of contracts to build two multi-purpose support vessels, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in our joint ventures and other strategic alliances, and other factors described in Item 1A in our Annual Report on Form 10-K for the Year Ended December 31, 2018, as updated by subsequent filings with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.